UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2000

PLAYANDWIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29477	88-039116
(State of	(Commission	(I.R.S. Employer
organization)	File Number)	Identification No.)

7050 Weston Rd., Vaughn, Ontario, Canada L4L 8G7
(Address of princpal executive offices)

Registrant's telephone number, including area code (905) 850-3940

ITEM 5 Other Events

On September 20, 2000, the Company filed a Certificate of Change pursuant to NRS 78.207 and 78.209 increasing the Company's authorized common stock from 50,000,000 shares to 100,000,000 shares. This increase correponds with the 4:1 forward split adopted by the Board of Directors on September 19, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Playandwin, Inc.

By: /s/ Stewart Garner
Stewart Garner, President

Date: September 21, 2000